UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Offering of Senior Notes

On December 6, 2010, Citadel Broadcasting Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC (the “Representative”), as representative of the several initial purchasers, relating to the issuance and sale of $400,000,000 in aggregate principal amount of the Company’s 7.75% senior notes due 2018 (the “Notes”).

The Notes are being offered to the initial purchasers as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions of the Company, certain of its subsidiaries and the initial purchasers.

The Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein. The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture Relating to the Notes

On December 10, 2010, the Company completed the private placement of the $400,000,000 Notes from the several initial purchasers. The initial purchasers subsequently sold the Notes to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act. The private placement of the Notes resulted in proceeds to the Company of approximately $391.0 million. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 10, 2010 by and among the Company, Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Agent”), as registrar, authentication agent and paying agent.

The Notes will mature on December 15, 2018, and bear interest at a rate of 7.75% per annum, payable semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. The Notes are senior unsecured obligations of the Company and will be guaranteed by each of the Guarantors.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) merge, consolidate or transfer or dispose of substantially all of their assets; and (vii) engage in certain transactions with affiliates. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, at any time after December 15, 2014, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date. At any time prior to December 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 107.75% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to December 15, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem all or part of the Notes at a redemption price equal to 107.75% of the face amount thereof plus accrued and unpaid interest, if any, to the redemption date if specified change of control or business combination events occur on or before 180 days after the issue date of the Notes.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but not including, the repurchase date.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein. The description of the Indenture contained herein does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Registration Rights Agreement

On December 10, 2010, in connection with the private placement of the Notes, the Company, the Guarantors and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein, entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective within 365 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act (the “Exchange Offer”), with terms substantially identical to those of the Notes, (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law); and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 1.00% per annum.

The Registration Rights Agreement is filed as Exhibit 4.2 hereto and incorporated by reference herein. The description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Credit Agreement

On the Effective Date, the Company entered into a new credit agreement dated as of December 10, 2010 (the “Credit Agreement”) by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

The Credit Agreement consists of a term loan credit facility of $350 million with a term of six years (the “Term Loan”) and a revolving credit facility in the amount of $150 million under which letters of credit may be issued and a swing line sub-facility of up to $30 million may be borrowed (the “Revolving Loan”, together with the Term Loan, the “Credit Facilities”).

The Credit Agreement and related loan documents replace the Company’s prior credit agreement, dated as of June 3, 2010, and related loan documents in connection with the Company’s senior secured term loan facility and letters of credit (collectively, the “Prior Credit Facilities”). The Credit Agreement provides that all commitments under the Prior Credit Facilities were terminated and all borrowings thereunder were deemed repaid on the Effective Date.

The following is a description of certain material terms of the Credit Facilities. A copy of the Credit Agreement is attached hereto as Exhibit 10.2 to this report and is incorporated by reference herein. The description of the Credit Facilities below does not purport to be complete and is qualified in its entirety by reference to such exhibit. Unless otherwise indicated, capitalized terms have the meanings given them in the Credit Agreement.

Interest Rate and Fees

The proceeds from the Term Loan and the Revolving Loan will bear interest at either (A) ABR (as defined in the Credit Agreement) subject to a 2.0% floor, plus 2.25% or (B) Eurodollar Rate (as defined in the Credit Agreement) subject to a 1.0% floor, plus 3.25%.

In addition to paying interest on outstanding principal under the Credit Facilities, the Company is required to pay the Administrative Agent (i) a commitment fee on the sum of each Lender’s Available Revolving Credit Commitment (as defined in the Credit Agreement) outstanding from time to time, at the rate per annum for each day during the period for which payment is made equal to 0.50% and payable in arrears on the last day of each fiscal quarter and (ii) for the account of the Issuing Lender (as defined in the Credit Agreement) and the Participating Lenders (as defined in the Credit Agreement) (a) a Standby L/C (as defined in the Credit Agreement) fee, with respect to each Standby L/C, on the average outstanding amount available to be drawn under each Standby L/C at a rate per annum equal to 3.25%, payable in arrears on the last day of each fiscal quarter and on the Revolving Credit Termination Date and (b) a Commercial L/C (as defined in the Credit Agreement) fee, on the aggregate face amount of each Commercial L/C at a rate equal to 3.25%, whether, payable on the date such Commercial L/C is issued.

In addition, the Company shall pay the Issuing Lender with respect to each Standby L/C and Commercial L/C, in arrears on the last day of each fiscal quarter and on date in which all Letters of Credit have expired or been fully drawn upon, a fee to be agreed upon with the applicable Issuing Lender but not greater than .25% per annum on the average outstanding amount available to be drawn on such Letter of Credit.

Prepayments

The Company will be required to prepay the outstanding amount of the Term Loan, subject to certain exceptions, with:

•	100% of the Net Proceeds (as defined in the Credit Agreement) from any issuance of debt not otherwise permitted to be incurred under the Credit Agreement;

•	100% of Net Proceeds of non-ordinary course asset sales and insurance or condemnation recoveries, subject to reinvestment rights and other exceptions; and

•

50% of Excess Cash Flow (as defined in the Credit Agreement) with a potential stepdown to 0% if certain leverage thresholds are met, less the amount of all voluntary prepayments made as described in the Credit Agreement, subject to certain thresholds and exceptions.

The Company may voluntarily repay outstanding loans under the Credit Facilities at any time without premium or penalty other than payment of any customary Eurodollar Rate breakage costs.

Maturity and Amortization

The Term Loan will amortize in an amount equal to $875,000 for each fiscal quarter starting on March 31, 2011, with the remaining amount payable on December 30, 2016. Outstanding amounts under the Revolving Loan will be payable on December 10, 2013.

Certain Covenants and Events of Default

The Credit Agreement and related loan documents contain certain covenants that limit the Company’s and its subsidiaries ability, among other things, subject to certain exceptions to:

•	Incur or guarantee indebtedness;

•	Consummate asset sales, acquisitions or mergers;

•	Make investments;

•	Enter into transactions with affiliates; and

•	Pay dividends or repurchase stock.

The Credit Agreement also requires compliance with a consolidated total leverage ratio of 4.5 as of December 31, 2010 (with step-downs thereafter), a senior secured leverage ratio of 2.25 to 1.0 as of December 31, 2010 and consolidated interest coverage ratio of 2.5 to 1.0 as of December 31, 2010.

Subject to customary grace periods and notice requirements, the Credit Facilities also contain certain customary events of default, including:

•	Failure to make required payments;

•	Failure to comply with certain agreements or covenants;

•	Defaults under certain other indebtedness;

•	Certain events of bankruptcy and insolvency;

•	The occurrence of certain material ERISA events; and

•	The occurrence of a “change of control”.

A “change of control” of the Company is deemed to have occurred if: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any “person” or “group” (as such terms are used in the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), of more than 35% of any class of capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

The foregoing description of the covenants and events of default does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement which is incorporated herein by reference.

Guarantees and Security

In connection with the execution of the Credit Agreement, the Company also entered into a certain Guarantee and Collateral Agreement with certain of the Company’s subsidiaries and JPMorgan Chase Bank, N.A. All of the Company’s obligations under the Credit Facilities will be unconditionally guaranteed (the “Guarantees”) by each of the direct and indirect subsidiaries party thereto (the “Guarantee and Collateral Guarantors”).

Additionally, the Credit Facilities and the Guarantees will be secured by the following: (a) a perfected first priority security interest in, among other things, all of our and the Guarantee and Collateral Guarantors’ accounts receivable, inventory, cash, personal property, material intellectual property and, in each case, proceeds thereof (subject to certain exceptions); and (b) a perfected first priority pledge of the capital stock in our subsidiaries, except that with respect to any foreign subsidiaries such pledge shall be limited to 65% of the capital stock of the “first-tier” foreign subsidiaries; in each case, subject to permitted liens and materiality thresholds and other exceptions and limitations.

The collateral under the Guarantee and Collateral Agreement is subject to release upon fulfillment of certain conditions specified in the Credit Agreement and the Guarantee and Collateral Agreement.

The foregoing description of the Guarantee and Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this agreement, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On December 6, 2010, the Company issued a press release announcing that it had priced the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 10, 2010, by and among the Company, Wilmington Trust Company, as trustee and Deutsche Bank Trust Company Americas, as registrar, authentication agent and paying agent.

4.2	Registration Rights Agreement, dated December 10, 2010, by and among the Company, certain subsidiary guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein.

10.1	Purchase Agreement, dated December 6, 2010, by and among the Company, certain subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

10.2	Credit Agreement, dated December 10, 2010, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.3	Guarantee and Collateral Agreement, dated December 10, 2010 among the Company, certain of the Company’s subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated December 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: December 10, 2010

	By:	/s/ Randy L. Taylor
	Name:	Randy L. Taylor
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 10, 2010, by and among the Company, Wilmington Trust Company, as trustee and Deutsche Bank Trust Company Americas, as registrar, authentication agent and paying agent.

4.2	Registration Rights Agreement, dated December 10, 2010, by and among the Company, certain subsidiary guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and the other initial purchasers named therein.

10.1	Purchase Agreement, dated December 6, 2010, by and among the Company, certain subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

10.2	Credit Agreement, dated December 10, 2010, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.3	Guarantee and Collateral Agreement, dated December 10, 2010 among the Company, certain of the Company’s subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated December 6, 2010.